UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 1, 2016

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  Other Events.

On November 17, 2015, Insmed Incorporated (the “Company”) filed a Current Report on Form 8-K to disclose that William H. Lewis, President and Chief Executive Officer of the Company, had entered into a stock trading plan dated November 17, 2015, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”).  The 10b5-1 Plan had been entered into in accordance with the Company’s insider trading policy.  Mr. Lewis’s intention in adopting the 10b5-1 Plan was to provide for the periodic purchase of shares of the Company’s common stock over four periods commencing on February 1, 2016 and ending on December 31, 2016, with total purchases during each period not to exceed $50,000.  The 10b5-1 Plan as executed contemplated purchases during each period of up to 50,000 shares to provide flexibility around the specific dollar amounts actually purchased within each quarter.

On February 1, 2016, as reflected in a Form 4 filed with the Securities and Exchange Commission, the plan administrator, acting on behalf of Mr. Lewis, acquired 50,000 shares of the Company’s common stock at a weighted average price equal to $13.34 per share for an aggregate purchase price of approximately $667,000.  Since the amount purchased on February 1, 2016 exceeded Mr. Lewis’ originally intended total aggregate purchases for the entire 10b5-1 Plan over the course of the year, he has elected to honor this initial share purchase but terminate the remainder of the 10b5-1 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2016	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and
Corporate Secretary